UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 3, 2006
(Date of earliest event reported)

PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)

California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)

415-267-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)

California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, CA	94177
(Address of principal executive offices)	(Zip code)

415-973-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

A.    Chromium Litigation

As previously disclosed, PG&E Corporation and its subsidiary, Pacific Gas and Electric Company (Utility), have been engaged in discussions to resolve claims pending in the Superior Court for the County of Los Angeles (Superior Court) involving allegations that exposure to chromium at or near certain of the Utility’s natural gas compressor stations caused personal injuries, wrongful deaths, or other injuries (the “Chromium Litigation”). On February 3, 2006, the Utility entered into a settlement agreement with attorneys for certain plaintiffs to resolve substantially all of these claims. Of the approximately 1,200 plaintiffs in the Chromium Litigation, the settlement agreement resolves claims brought by approximately 1,100 plaintiffs. The Utility has agreed to pay $295 million to the settling plaintiffs. As previously disclosed, the Utility already has accrued $160 million relating to the Chromium Litigation. PG&E Corporation’s and the Utility’s financial results for the year ended December 31, 2005, will include an additional accrual of approximately $155 million to reflect both the settlement and the remaining unresolved claims. The additional accrual of $155 million will be included in PG&E Corporation’s and the Utility’s 2005 financial results to be reported in accordance with generally accepted accounting principles. PG&E Corporation and the Utility do not expect that the outcome with respect to the remaining unresolved claims will have a material adverse affect on their financial condition or results of operations.

    The Utility will deposit the settlement amount into escrow on April 21, 2006. The settling plaintiffs are required to execute general releases in favor of the Utility, PG&E Corporation, its officers, directors, employees, and other affiliates, as to any and all claims asserted or which could have been asserted in the Chromium Litigation. After receipt of releases from at least 90% of the settling plaintiffs, executed requests for dismissals with prejudice of the settled litigation, and documentation evidencing the Superior Court’s approval of the compromises or settlements with the settling plaintiffs who are minors, payments will be released from escrow to the plaintiffs who have submitted executed releases. If 90% of the settling plaintiffs do not execute releases by September 15, 2006, including a release signed by each of the eighteen plaintiffs scheduled to participate in the first trial, the Utility may, at its option, terminate the settlement agreement.

PG&E Corporation does not expect the settlement payment to impact its estimate of cash availability associated with its previously disclosed 2006-2010 average annual growth rate target of 7.5% for earnings per share from operations.

This report contains forward-looking statements regarding future earnings growth that are based on various assumptions, including that substantial capital investments are made by the Utility over the 2006-2010 period. These statements and assumptions are necessarily subject to various risks and uncertainties the realization or resolution of which are outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:
  Unanticipated changes in operating expenses or capital expenditures;
  The adequacy of natural gas supplies and the effect of increasing prices for natural gas on the Utility’s electric generation portfolio and its natural gas distribution operations, the ability of the Utility to manage and respond to increasing natural gas costs successfully and to timely recover its natural gas costs and increased electricity procurement costs;
  The operation of the Utility’s Diablo Canyon nuclear power plant, and whether the Utility is able to timely increase its spent nuclear fuel storage capacity at Diablo Canyon by 2007;
  The outcome of proceedings pending at the Federal Energy Regulatory Commission and the California Public Utilities Commission (CPUC), including the outcome of the Utility’s 2007 general rate case and the CPUC’s investigation into the Utility’s billing and collection practices;
  Whether the assumptions and forecasts underlying the Utility’s CPUC-approved long-term electricity procurement plan prove to be accurate, the terms and conditions of the generation or procurement commitments the Utility enters into in connection with its plan, the extent to which the Utility is able to recover the costs it incurs in connection with these commitments, and the extent to which a failure to perform by any of the counterparties to the Utility’s electricity purchase contracts or the California Department of Water Resources’ contracts allocated to the Utility’s customers affects the Utility’s ability to meet its obligations or to recover its costs;
  The impact of the recently enacted Energy Policy Act of 2005 and other changes in legislation or regulation; and
  Other factors discussed in PG&E Corporation's SEC reports.
B.    Pending Investigation Regarding the Utility’s Billing and Collection Practices

As previously disclosed, the California Public Utilities Commission (CPUC) is conducting an investigation into the Utility's billing and collection practices. On February 3, 2006, the CPUC’s Consumer Protection and Safety Division (CPSD) and The Utility Reform Network (TURN) submitted their reports to the CPUC concluding that the Utility violated applicable tariffs related to delayed and estimated bills. The CPSD recommends that the Utility refund to customers $117 million, plus interest at the three-month commercial paper interest rate, that allegedly was collected in violation of the tariffs. TURN recommends that the Utility refund to customers $53 million, plus interest at the three-month commercial paper interest rate, that allegedly was collected in violation of the tariffs. The two refund proposals are not additive. CPSD also recommends that the Utility pay fines of $6.75 million, while TURN recommends fines in the form of a $1 million contribution to REACH (Relief for Energy Assistance through Community Help). Both CPSD and TURN recommend that refunds and fines be funded by shareholders.

The investigation was begun at the request of TURN after the CPUC's January 13, 2005 decision that characterized the definition of "billing error" in a revised Utility tariff to include delayed bills and Utility-caused estimated bills as being consistent with "existing CPUC policy, tariffs, and requirements." The Utility contends that prior to this decision, "billing error" under the Utility's former tariffs did not encompass delayed bills or Utility-caused estimated bills. The Utility’s petition asking the appellate court to review the CPUC's decision denying rehearing of its January 13, 2005 decision is still pending.

If the CPUC finds that the Utility violated applicable tariffs or the CPUC's orders or rules, the CPUC may order the Utility to refund any amounts collected in violation of tariffs, plus interest, to customers who paid such amounts. In addition, if the CPUC finds that the Utility violated applicable tariffs or the CPUC's orders or rules, the CPUC may impose penalties on the Utility ranging from $500 to $20,000 for each separate violation.

The Utility's response to the reports is due on March 31, 2006, rebuttal testimony is due on May 5, 2006, and hearings are set to begin on May 22, 2006.

PG&E Corporation and the Utility are unable to predict the outcome of this matter. In light of this uncertainty, the outcome could have a material adverse effect on PG&E Corporation's or the Utility's financial condition or results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President and Corporate Secretary

Dated: February 3, 2006